                                                                                                                                                                                 EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

First BanCorp.:

We consent to the incorporation by reference in the registration statements (No. 333-209516) on Form S-3 and (No. 333-212157, No. 333-181178, No. 333-155764, No. 333-106661, No. 333-106656, and No. 333-118853) of Forms S-8 of First BanCorp. and subsidiaries of our report dated March 16, 2017, with respect to the consolidated statements of financial condition of First BanCorp. and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, cash flows, and changes in stockholders’ equity for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10-K of First BanCorp. and subsidiaries.

/s/ KPMG LLP

San Juan, Puerto Rico

March 16, 2017

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